AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT
THIS AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Agreement”) is made as of February 9, 2018, by and among IMH Financial Corporation, a Delaware corporation (the “Company”), and each of the other Persons signatory hereto or that executes and delivers a joinder agreement pursuant to Section 8. Capitalized terms used but not otherwise defined herein are defined in Section 13.
WHEREAS, the Company and SRE Monarch, LLC, a Delaware limited liability company (“SRE”), are parties to the Series B-2 Cumulative Convertible Preferred Stock Subscription Agreement dated as of July 23, 2014 (the “SRE Purchase Agreement”); and
WHEREAS, the Company, JCP Realty Partners, LLC, a Delaware limited liability company (“JCP Realty”), and Juniper NVM, LLC, a Delaware limited liability company (“Juniper NVM”), are parties to the Series B-1 Cumulative Convertible Preferred Stock Exchange and Subscription Agreement dated as of July 23, 2014 (the “Juniper Purchase Agreement”); and
WHEREAS, in order to induce the Company to enter into the SRE Purchase Agreement and the Juniper Purchase Agreement and to induce SRE, JCP Realty and Juniper NVM (the “Original Investors”) to invest funds in the Company and otherwise acquire shares of the Series B Preferred Stock, the Company and the Original Investors entered into an Investors’ Rights Agreement dated as of July 23, 2014 (the “Original Agreement”), to provide the Original Investors with certain registration rights to cause the shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock owned by the Original Investors to be registered under the Securities Act, and certain other rights as set forth therein; and
WHEREAS, the Company, SRE and JPMorgan Chase Funding Inc., a Delaware corporation (“JPM” or the “Series B-3 Investor”, as applicable), are parties to the Preferred Stock Purchase Agreement dated as of April 11, 2017 pursuant to which SRE sold all of its B-2 Cumulative Convertible Preferred Stock to JPM, and in connection therewith JPM signed a joinder to the Original Agreement and became an Original Investor; and
WHEREAS, the Company and JPM, are parties to the Series B-3 Cumulative Convertible Preferred Stock Subscription Agreement dated as of the date hereof (the “Series B-3 Purchase Agreement”); and
WHEREAS, in order to induce the Company to enter into the Series B-3 Purchase Agreement and to induce the Series B-3 Investor to invest funds in the Company and otherwise acquire shares of the Series B Preferred Stock, the Company and the Series B-3 Investor and the Original Investors (collectively, the “Investors”) have agreed to enter into this Agreement to provide the Investors with certain registration rights to cause the shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock owned by the Investors to be registered under the Securities Act, and certain other rights as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
1.Demand and Shelf Registrations.
(a)    Demand Registrations. At any time after any of the Company’s equity securities are listed on a national securities exchange (provided that if a Lock-Up Period is in effect with respect to the Company’s first Underwritten Offering under the Securities Act for cash, after such Lock-Up Period has expired), if the Company has not effected or is not diligently pursuing a Shelf Registration pursuant to Section 1(b), any Major Investor may require the Company to register under the Securities Act all or any portion of such Major Investor’s Registrable Securities on (i) Form S-11 or any similar long-form Registration Statement (a “Long-Form Registration”), or, if available, (ii) Form S-3 or any similar short-form Registration Statement (a “Short-Form Registration”) (such Major Investor, an “Initiating Holder” and any registration under this Section 1(a), a “Demand Registration”), provided, however, that any Demand Registration on Form S-11 may only be requested by a Major Investor if the sale of the Registrable Securities requested to be registered by the Initiating Holder(s) of the Registrable Securities is reasonably expected to result in aggregate gross cash proceeds in excess of ten million dollars ($10,000,000) (before deducting any underwriting discount or commission).
(b)    Shelf Registration. Provided that any of the Company’s equity securities are then listed on a national securities exchange, the Company shall no later than the earlier of (i) forty-five (45) days after the conversion of all of the outstanding Series B Preferred Stock into Common Stock or (ii) forty-five (45) days after any Major Investor has agreed in writing that, within three (3) Business Days after being notified of the effectiveness of the Shelf Registration (as defined below), it will convert all of its shares of Series B Preferred Stock into Common Stock, file a Registration Statement with the Securities and Exchange Commission in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect) (the “Shelf Registration”), and shall thereafter, subject to Section 1(c), use its reasonable best efforts to cause such Registration Statement to become effective as promptly as practicable. If any Registrable Securities remain issued and outstanding after three (3) years following the initial effective date of such Shelf Registration (the “Initial Shelf Effective Date”), the Company shall, prior to the expiration of such Shelf Registration, file a new Shelf Registration covering such Registrable Securities and shall thereafter use its reasonable best efforts to cause to be declared effective as promptly as practical, such new Shelf Registration. Any Shelf Registration Statement filed pursuant to this Section 1(b) shall include a “plan of distribution” section in substantially the form attached hereto as Annex I (unless otherwise required pursuant to written comments received from the SEC upon review of the Shelf Registration Statement). The Company shall give prompt written notice of any proposed Shelf Registration at least twenty (20) days before the anticipated filing date (the “Shelf Notice”) to all Holders. The Shelf Notice shall offer each Holder the opportunity to include in the Registration Statement the number of Registrable Securities as such Holder may request.

(c)    Maintenance of Mandatory Shelf Registration. In the event the number of shares available under any Shelf Registration previously filed pursuant to this Section 1 is at any time insufficient to cover all of the Registrable Securities required to be covered by such Registration Statement, the Company shall, as soon as practicable, but in any event not later than the later of (i) thirty (30) days after the Company becomes aware of the necessity therefor and (ii) the earliest date that the Company is permitted by the SEC to file the new Registration Statement as required hereby, file a new Shelf Registration Statement so as to register for resale all of the Registrable Securities not so covered.
(d)    Information from Holders. In order to be named as a selling securityholder in the Shelf Registration as of the Initial Shelf Effective Date, each Holder must no later than ten (10) Business Days prior to the Initial Shelf Effective Date, which will be at least twenty (20) days following notice by the Company of the expected Initial Shelf Effective Date, furnish to the Company in writing such information as may be reasonably requested by the Company for the purpose of including such Holder’s Registrable Securities in the Shelf Registration (the “Participating Holder Information”). The Company shall include in the Shelf Registration Participating Holder Information received by the Company at least ten (10) Business Days prior to the Initial Shelf Effective Date, to the extent necessary and in a manner so that upon Initial Shelf Effective Date the Holder shall be named as a selling securityholder and be permitted to deliver (or be deemed to deliver) a Prospectus relating to the Shelf Registration to purchasers of the Registrable Securities in accordance with applicable law.
From and after the Initial Shelf Effective Date (including with respect to a Shelf that is not the initial Shelf Registration), upon receipt of Participating Holder Information (including any updated Participating Holder Information) in writing (including any amendments to any prior Participating Holder Information), the Company shall use its reasonable best efforts to as soon as practicable but in any event within ten (10) Business Days (in the case of a supplement) or within thirty (30) calendar days (in the case of an amendment), as applicable, after the Company receives such Participating Holder Information, file any post-effective amendments or supplements, as applicable, to the Shelf Registration or a Prospectus relating to the Shelf Registration or the documents incorporated by reference therein necessary for such Holder to be named as a selling securityholder and permit such Holder to deliver (or be deemed to deliver) a Prospectus relating to the Shelf Registration to purchasers of the Registrable Securities (subject to the Company’s rights during any Delay Period or Suspension Period). Holders that do not deliver Participating Holder Information as provided for in this Section 1(d) shall not be named as selling securityholders in the Prospectus relating to the Shelf Registration until such Holder delivers such information. If the Company shall file a post-effective amendment to the Shelf Registration, it shall use its reasonable best efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as is reasonably practicable and notify such Holder as promptly as is reasonably practicable after the effectiveness under the Securities Act of any post-effective amendment. If such Participating Holder Information is delivered during a Delay Period or Suspension Period, the Company shall so inform the Holder delivering such Participating Holder Information and shall take the actions set forth in this Section 1(d) upon expiration of the Delay Period or Suspension Period, as applicable, as though such Holder’s Participating Holder Information had been delivered on the expiration date of such Delay Period or Suspension Period.
(e)    Demand Notices and Requests for Underwritten Shelf Takedowns. The Initiating Holder(s) may request (i) pursuant and subject to Section 1(a) and the other terms and conditions hereof, a Demand Registration that is an Underwritten Offering (a “Underwritten Demand Offering”), or (ii) pursuant and subject to Section 1(b) and the other terms and conditions hereof, to sell all or any portion of their Registrable Securities in an Underwritten Offering that is registered pursuant to the Shelf (an “Underwritten Shelf Takedown”). Each such request shall be made by giving written notice (an “Underwritten Offering Notice”) to the Company. Each Underwritten Offering Notice shall specify the approximate number of Registrable Securities requested to be registered, in the case of an Underwritten Demand Offering, or sold, in the case of an Underwritten Shelf Takedown. Within ten (10) days after receipt of any Underwritten Offering Notice, the Company shall give written notice of such requested registration or requested Underwritten Shelf Takedown, as applicable, to all other Holders of Registrable Securities and, subject to the provisions of Section 1(f)(ii) below, shall include in such Underwritten Demand Offering or Underwritten Shelf Takedown, as applicable, all Registrable Securities with respect to which the Company has received written requests for inclusion therein within fifteen (15) days after the receipt of the Company’s notice. Following the delivery of an Underwritten Offering Notice in connection with an Underwritten Demand Offering, the Company shall use its reasonable best efforts to make such filing within forty-five (45) days of receipt of such Underwritten Offering Notice (the “Filing Deadline”), and shall use its reasonable best efforts to cause such Registration Statement to become effective within one hundred and eighty (180) days after receipt of an Underwritten Offering Notice (the “Effectiveness Deadline”).
(f)    Registrations; Takedowns.
(i)     A registration shall not count as one of the permitted Demand Registrations until it has become effective, and any Demand Registration shall not count as a Demand Registration unless the Initiating Holder(s) is able to register and sell at least seventy percent (70%) of the Registrable Securities requested to be registered by such Initiating Holder(s) in such Demand Registration; provided that the Company shall in any event pay all Registration Expenses in connection with any registration initiated as a Demand Registration whether or not it has become effective and whether or not such registration has counted as one of the permitted Demand Registrations; provided further that a Demand Registration which is withdrawn at the sole request of the Initiating Holder(s) who demanded such Demand Registration will count as a Demand Registration unless the Company is reimbursed by such Initiating Holder(s) for all reasonable out‑of‑pocket expenses incurred by the Company in connection with such registration.
(ii)    An underwritten sale of Registrable Securities shall not count as one of the permitted Underwritten Shelf Takedowns unless the Initiating Holder(s) is able sell at least seventy percent (70%) of the Registrable Securities requested to be sold in such Underwritten Shelf Takedown; provided that an Underwritten Shelf Takedown which is withdrawn at the sole request of such Initiating Holder(s) will count as an Underwritten Shelf Takedown unless the Company is reimbursed by such Initiating Holder(s) for all reasonable out‑of‑pocket expenses incurred by the Company in connection with any such Underwritten Shelf Takedown.
(g)    Short-Form Registrations. The Company shall use its reasonable best efforts to become and remain eligible to use Short-Form Registration (a “Short-Form Shelf”) for registration of the Registrable Securities pursuant to Rule 415 at all times after any of the Company’s equity securities are listed on a national securities exchange. Any Shelf Registration shall be a Short‑Form Shelf so long as the Company is eligible to use a Short-Form Registration and the Company shall use its reasonable best efforts to convert any Shelf Registration effected as a Long-Form Registration to a Short-Form Shelf as promptly as reasonably practicable after the Company is eligible to use a Short-Form Registration.
(h)    Priority on Underwritten Demand Offerings and Underwritten Shelf Takedowns. The Company shall not include in any Underwritten Demand Offering or Underwritten Shelf Takedown any securities which are not Registrable Securities without the prior written consent of the Holder(s) of a majority of the Registrable Securities included in such registration. If any managing underwriter(s) advises the Company in writing that in its opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in an Underwritten Demand Offering or Underwritten Shelf Takedown exceeds the number of Registrable Securities and other securities, if any, which can be sold in an orderly manner in such offering within a price range acceptable to the Holder(s) of a majority of the Registrable Securities requesting such Underwritten Demand Offering or requesting to be included in the Underwritten Shelf Takedown, as applicable, the Company shall include in such Underwritten Demand Offering or Underwritten Shelf Takedown the number which can be so sold in the following order of priority: first, the Registrable Securities requested to be included in such registration, which in the opinion of such underwriter(s) can be sold in an orderly manner within the price range of such offering, pro rata among the respective Holder(s) of such Registrable Securities on the basis of the number of shares of Common Stock owned by each such Holder(s), second, the securities to be sold for the account of the Company, and third, any other securities requested to be included in such registration to the extent permitted hereunder.
(i)    Effectiveness Period. The Company shall use its reasonable best efforts to keep each Registration Statement filed pursuant to this Section 1 continuously effective and usable for the resale of the Registrable Securities covered thereby (i) in the case of a registration that is not a Shelf Registration, for a period of one hundred eighty (180) days from the date on which the SEC declares such Registration Statement effective and (ii) in the case of a Shelf Registration, for a period of three (3) years from the date on which the SEC declares such Registration Statement effective; provided, however, that the time period for which the Company is required to maintain the effectiveness of any Registration Statement relating to a Demand Registration shall be extended by the aggregate number of days of all applicable Delay Periods and Suspension Periods occurring with respect to such registration, and such period and any extension thereof is hereinafter referred to as the “Effectiveness Period.”  Notwithstanding the foregoing, the Company shall have no obligation to keep a Registration Statement effective after the earlier to occur of (i) the date all securities covered by such Registration Statement have been sold by the Holders and (ii) the date on which the securities covered by such Registration Statement cease to be Registrable Securities, and the Effectiveness Period shall end on such date.
(j)    Restrictions on Registrations and Underwritten Offerings. Notwithstanding anything contained herein to the contrary, the Company shall not be obligated to:
(i)    effect in the aggregate, more than three (3) Demand Registrations or Shelf Registrations (whether by Short-Form Registration, Long-Form Registration or Underwritten Shelf Takedown), no more than two of which can be (2) Long-Form Demand Registrations;
(ii)    file a Registration Statement for a Demand Registration or Shelf Registration within one-hundred twenty (120) days after the effective date of a previous Demand Registration or Shelf Registration; or
(iii)    effect an Underwritten Offering within ninety (90) days (or one hundred and eighty (180) days with respect to the Company’s first Underwritten Offering under the Securities Act for cash) after the later of the closing of (x) an Underwritten Offering pursuant to this Section 1, or (y) a Piggyback Registration in which Holders were able to sell at least seventy (70%) of the Registrable Securities requested to be included in such Piggyback Registration.
(k)    Selection of Underwriters. The Holder(s) of a majority of the Registrable Securities included in an Underwritten Demand Offering or an Underwritten Shelf Takedown, as applicable, shall have the right to select the investment banker(s) and manager(s), subject to the Company’s approval (such approval not to be unreasonably withheld, conditioned or delayed); provided, however, in connection with the Company’s first Underwritten Offering under the Securities Act for cash that is registered under the Securities Act pursuant to this Agreement, the Holder(s) of a majority of the Registrable Securities to be included in such registration and the Company shall mutually select the investment banker(s) and manager(s).
(l)    Other Registrations. The Company shall not grant to any Person the right (other than as set forth herein and except to employees and directors of the Company with respect to registrations on Form S-8 and with respect to registrations on Form S-4 (or any successor forms thereto)), to request the Company to register any securities of the Company, except such rights as are (i) not more favorable than or inconsistent with the rights granted to the Holders, and (ii) that do not adversely affect the priorities of the Holders set forth herein.

(m)    Postponement of Registration. Notwithstanding the foregoing, the Company shall not be obligated to effect, or take action to effect, any Demand Registration, Shelf Registration or Underwritten Shelf Takedown during the period in which the board of directors of the Company (the “Board”) determines that in its reasonable judgment and in good faith that the registration and distribution of the Registrable Securities covered or to be covered by such Demand Registration, Shelf Registration or Underwritten Shelf Takedown, as applicable, would materially interfere with any proposed or pending material financing, acquisition or corporate reorganization or other material corporate development involving the Company or any of its subsidiaries or would require premature disclosure thereof, and such disclosure would be materially adverse to the Company, and the Company may, at its option, direct that such request be delayed for a reasonable period of time (a “Delay Period”) and the Company shall notify the Initiating Holders to such effect; provided, however, that (i) the Company shall be entitled to a maximum of one (1) Delay Period in any twelve (12) month period and (ii) no Delay Period shall last for more than forty-five (45) consecutive days.
Furthermore, in the event that the Board determines that in its reasonable judgment and in good faith it is advisable to suspend for a period of time (a “Suspension Period”) the use of a Prospectus included in a Registration Statement because the use of such Prospectus would materially interfere with any pending material financing, acquisition or corporate reorganization or other material corporate development involving the Company or any of its subsidiaries or would require premature disclosure thereof, and such disclosure would be materially adverse to the Company, the Company shall, in connection with a Prospectus relating to an offering that is not underwritten, notify the Holders whose securities are included in such Prospectus and, if the Prospectus relates to an underwritten offering, notify the managing underwriter(s), to such effect, and, upon receipt of such notice, such Holders or managing underwriter(s), as applicable, shall immediately discontinue any sales of Registrable Securities pursuant to such Registration Statement until:
(i)    such Holders or managing underwriter(s), as applicable, have been advised that the Prospectus has been filed with the SEC and, if required by terms of an underwriting agreement relating to Registrable Securities covered by such Registration Statement, the managing underwriter(s) has received copies of a Prospectus; or
(ii)    such Holders and managing underwriter(s), as applicable, are advised in writing by the Company that the then current Prospectus may be used and, if required by terms of an underwriting agreement relating to Registrable Securities covered by such Registration Statement, the managing underwriter has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus.
Notwithstanding anything to the contrary contained herein, (i) the Company shall be entitled to a maximum of one (1) Suspension Period in any twelve (12) month period and (ii) no Suspension Period shall last for more than forty-five (45) consecutive days.

Furthermore, the Company shall not be entitled to initiate or continue a Delay Period or a Suspension Period unless it shall (A) concurrently prohibit sales by all holders of the Company’s equity securities who are not Holders (“Other Holders”) under Registration Statements covering securities held by such Other Holders and (B) in accordance with the Company’s policies from time to time in effect, if applicable, forbid purchases and sales in the open market by directors and executive officers of the Company.
(n)    Rights Upon Postponement of Demand Registration. In the event of any Delay Period or Suspension Period, the Initiating Holder(s) shall have the right (x) in the case of a delay of the filing or effectiveness of a Registration Statement in connection with a Demand Registration that is delayed or suspended by operation of Section 1(m), upon the affirmative approval of the Holders of not less than a majority of the Registrable Securities initially requesting such Demand Registration, to withdraw such request by giving written notice to the Company within twenty (20) days after receipt of such notice of delay or, if earlier, the termination of such Delay Period, and, if such request is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations hereunder, and the Company shall pay all Registration Expenses in connection with such registration, (y) in the case of a suspension of a Prospectus (including the suspension of filing any Prospectus supplement) in connection with an Underwritten Shelf Takedown, upon the affirmative approval of the Holders of not less than a majority of the Registrable Securities requesting to be included in such Underwritten Shelf Takedown, to withdraw such request by giving written notice to the Company within twenty (20) days after receipt of such notice of suspension or, if earlier, the termination of such Suspension Period, and, if such request is withdrawn, such Underwritten Shelf Takedown shall not count as one of the permitted Underwritten Shelf Takedowns hereunder and (z) in the case of a suspension of sales in connection with a Demand Registration, to receive an extension of the registration period equal to the number of days of the Suspension Period. If the Initiating Holder(s) exercises such right to withdraw such request for a Demand Registration as set forth in (x) and such request for an Underwritten Shelf Takedown as set forth in (y), the Company shall abandon or withdraw such Registration Statement; provided, however, that if the Company and the Holders participating in a Demand Registration or Underwritten Shelf Takedown, as applicable, have requested to be included in such Demand Registration or Underwritten Shelf Takedown, as applicable, Registrable Securities in the aggregate amount of at least $10,000,000, then the Company and such Holders shall have the right to continue with such Demand Registration regardless of the withdrawal of the Initiating Holder(s).
(o)    Effect of Failure to File and Obtain and Maintain Effectiveness of Registration Statement. In the event that the Registration Statement (containing such number of Registrable Securities as is permitted by the SEC) is not declared effective by the Effectiveness Deadline, then, in addition to any other rights the Holders of Registrable Securities may have hereunder or under applicable law, the Company shall pay to each Holder of Registrable Securities on each monthly anniversary of the Effectiveness Deadline (if the Registration Statement has not been declared effective) until the Registration Statement has been declared effective an amount, as partial liquidated damages and not as a penalty, equal to 0.1% of the purchase price paid by such Holder for such Registrable

Securities, provided, however, the Company shall not pay to any Holder of Registrable Securities more than 0.6% of the purchase price paid by such Holder for such Registrable Securities pursuant to this Section 1(o).
2.    Piggyback Offerings.
(a)    Right to Piggyback. Whenever the Company proposes to register any of its equity securities under the Securities Act (other than pursuant to a Demand Registration and other than pursuant to a Registration Statement on Form S-8, Form S-4 or any successor forms thereto), or otherwise proposes to offer any of its equity securities under the Securities Act in an Underwritten Offering either for its own account or for the account of one or more securityholders and the Company is eligible to use a registration form for such offering that may be used for the registration of Registrable Securities (a “Piggyback Offering”), the Company shall give prompt written notice to all Holders of Registrable Securities of its intention to effect such a registration (which notice shall be given not less than fifteen (15) days prior to the expected filing date of the Company’s Registration Statement; provided, however, that in the case of an Underwritten Offering under a Shelf Registration, such notice shall be given not less than seven (7) Business Days prior to the date of commencement of marketing efforts for such offering) and shall, subject to the provisions of Section 2(c) below, include in such Piggyback Offering all Registrable Securities with respect to which the Company has received written requests for inclusion therein within five (5) Business Days after the receipt of the Company’s notice. Notwithstanding anything to the contrary contained herein, the Company may determine not to proceed with a registration which is the subject of such notice. A Piggyback Offering shall not be considered a Demand Registration for purposes of this Agreement and the rights to Piggyback Offerings may be exercised an unlimited number of occasions.
(b)    Piggyback Expenses. The Registration Expenses of the Holders of Registrable Securities shall be paid by the Company in all Piggyback Offerings.
(c)    Priority on Registrations.
(i)    If a Piggyback Offering is an Underwritten Offering on behalf of the Company, and the managing underwriter(s) advises the Company in writing that in its opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company shall include in such registration the number which can be so sold in the following order of priority: first, the securities to be sold for the account of the Company, second, the Registrable Securities requested to be included in such registration (pro rata among the Holder(s) of such Registrable Securities on the basis of the number of shares of Common Stock owned by each such Holder), and third, any other securities requested to be included in such registration.
(ii)    If a Piggyback Offering is an Underwritten Offering on behalf of Other Holders and the managing underwriter(s) advises the Company in writing that in its opinion the number of equity securities requested to be included in such Piggyback Offering exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Other Holders, the Company shall include in such registration the number which can be so sold in the following order of priority: first, the securities requested to be included therein by the Other Holders requesting such registration, second, the Registrable Securities requested to be included in such registration (pro rata among the Holder(s) of such Registrable Securities on the basis of the number of shares of Common Stock owned by each such Holder) and third, other securities requested to be included in such registration.
(iii)    If, as a result of the proration provisions of this Section 2(c), any Holder shall not be entitled to include all Registrable Securities in a Piggyback Offering that such Holder has requested be included, such Holder may elect to withdraw its request to include Registrable Securities in such Piggyback Offering or may reduce the number requested to be included; provided, however, that (A) such request must be made in writing prior to commencement of marketing activities in connection with such Piggyback Offering and (B) such withdrawal shall be irrevocable and, after making such withdrawal, such Holder shall no longer have any right to include Registrable Securities in the Piggyback Offering as to which such withdrawal was made.
(d)    Selection of Underwriters. If any Piggyback Offering is an Underwritten Offering, the Company will have the right to select the investment banker(s) and manager(s) for the offering.
3.    Holdback Agreements.
(a)    Holders of Registrable Securities. If requested by the lead managing underwriter, each Holder who “beneficially owns” (as such term is defined under and determined pursuant to Rule 13d-3 promulgated under the Exchange Act) five percent (5.0%) or more of the issued and outstanding Common Stock of the Company and each Holder including Registrable Securities in any Underwritten Demand Offering, Underwritten Shelf Takedown or Piggyback Offering shall not effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, (i) with respect to the Company’s first Underwritten Offering under the Securities Act for cash, for the seven (7) days prior to and the one hundred eighty (180) days beginning on the effective date of such registration plus up to an additional eighteen (18) days to the extent necessary to comply with applicable regulatory requirements following the effective date of such registration, (ii) with respect to any other Underwritten Demand Offering or Piggyback Offering in which Registrable Securities are included, the seven (7) days prior to and the ninety (90)-day period beginning on the effective date of such registration, and (iii) upon notice from the Company of the commencement of a distribution in connection with any other Underwritten Offering (including, but not limited to, any distribution in connection with any Shelf Registration) by or on behalf of the Company, the seven (7) days prior to and the ninety (90)-day period beginning on the date of commencement of such distribution (the “Lock-Up Period”), in each case except as part of such Underwritten Offering, and in each case unless the underwriters managing such Underwritten Offering otherwise agree; provided, however, that (i) notwithstanding the foregoing, no Holder shall be subject to the provisions hereof unless all of the Company’s directors and officers (and their respective Affiliates) are subject to the Lock-Up Period and (ii) if any Other Holder of Registrable Securities of the Company or any of the Company’s directors and officers (or any of their respective Affiliates) shall be subject to a shorter period or receives more advantageous terms relating to the Lock-Up Period, then the Lock-Up Period shall be such shorter period and also on such more advantageous terms. The restrictions set forth in this Section 3(a) shall not be applicable to Transfers by Holders to Affiliates who agree to be bound by the provisions hereof, Transfers related to securities owned by Holders as a result of open market purchases made following the closing of the applicable offerings, and other Transfers to which the underwriters managing such Underwritten Offering agree; provided, however, that nothing herein shall prevent a Holder that is a partnership or corporation from making a distribution of Registrable Securities to the partners or shareholders thereof that is otherwise in compliance with applicable securities laws, so long as such distributees agree to be bound by the terms hereof. The provisions of this Section 3(a) will no longer apply to a Holder once such Holder ceases to hold Registrable Securities.
(b)    The Company. If requested by the lead managing underwriter, the Company (i) shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities (except pursuant to registrations on Form S-8, Form S-4 or any successor forms thereto), with respect to any Underwritten Demand Offering, Underwritten Shelf Takedown or any Piggyback Offering that is an Underwritten Offering in which Registrable Securities are included, during the seven (7) days prior to and the ninety (90)-day period beginning on the pricing of such Underwritten Offering, and (ii) shall, to the extent permitted by Regulation FD of the Exchange Act and assuming such person agrees to be bound by a reasonable confidentiality agreement, use its reasonable best efforts to cause each Person who “beneficially owns” (as such term is defined under and determined pursuant to Rule 13d-3 promulgated under the Exchange Act) five percent (5.0%) or more of the issued and outstanding Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock, purchased from the Company at any time after the date of this Agreement in a transaction not required to be registered under the Securities Act to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during such period, in each case except as part of such Underwritten Offering, and in each case unless the underwriters managing the Underwritten Offering otherwise agree.
4.    Registration Procedures. Whenever any Holder(s) of Registrable Securities has requested that any Registrable Securities be registered pursuant to this Agreement, the Company shall use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as promptly as practicable:

(a)    prepare and file with the SEC a Registration Statement with respect to such Registrable Securities in accordance with the provisions hereof, provided that before filing a Registration Statement or Prospectus or any amendments or supplements thereto, the Company shall furnish to the Holder(s) who is including such Registrable Securities in such Registration Statement, their counsel (“Counsel to the Holders”), and the managing underwriters (if any), copies of all such documents proposed to be filed, which documents shall be subject to the prompt review and comment of such Counsel to the Holders and such other documents reasonably requested by such counsel, including any comment letter from the SEC, and, if requested by such counsel, provide such counsel reasonable opportunity to participate in the preparation of such Registration Statement and each Prospectus included therein, provided, that the Company shall not have any obligation to modify any information if the Company reasonably expects that so doing would cause such Registration Statement or Prospectus to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Company shall not include any information relating to a Holder in any such Registration Statement or Prospectus or any amendments or supplements thereto (including such documents that, upon filing, would be incorporated or deemed to be incorporated by reference therein) to which the Holder (if such Registration Statement includes Registrable Securities of such Holder) shall object, in writing, on a timely basis, unless, in the opinion of the Company, the inclusion of such information is necessary to comply with applicable law. No later than the second Business Day following the effective date of any Registration Statement, the Company shall file with the SEC, in accordance with Rule 424(b)(4) under the Securities Act, the final prospectus to be used in connection with sales pursuant to such Registration Statement. The Company shall use its reasonable best efforts to confirm that (i) no Registration Statement or Prospectus (nor any amendment or supplement to any Registration Statement or Prospectus) shall, upon filing with the SEC, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make any statements therein (in the case any Prospectus or any amendment or supplement thereto, in light of the circumstances under which they were made) not misleading and (ii) no issuer free writing prospectus relating to any Registration Statement shall include any information that conflicts with the information in such Registration Statement;
(b)    notify each Holder of Registrable Securities of the effectiveness of each Registration Statement filed pursuant hereto and prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective during the Effectiveness Period and comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement; and cause the related Prospectus to be supplemented by any Prospectus supplement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the securities covered by such Registration Statement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act;

(c)    furnish to each Holder of Registrable Securities and each managing underwriter, if any, without charge, at least one (1) copy of such Registration Statement, each amendment and supplement thereto, and the Prospectus included in such Registration Statement and Prospectus supplements, if applicable, and each post‑effective amendment thereto;
(d)    deliver to each Holder of Registrable Securities, and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of Prospectus) and each amendment or supplement thereto as such Participating Holder or underwriters may reasonably request in connection with the distribution of the Registrable Securities; and the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each Holder of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any such amendment or supplement thereto;
(e)    use its reasonable best efforts (i) to register or qualify such Registrable Securities under such other securities or blue sky laws of any jurisdictions as any underwriter reasonably requests, (ii) to keep such registration or qualification in effect for so long as such Registration Statement remains in effect, and (iii) to do any and all other acts and things which may be reasonably necessary or advisable to enable any such underwriter to consummate the disposition in such jurisdictions of the Registrable Securities (provided that the Company shall not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process in any such jurisdiction);
(f)    notify Counsel to the Holders and each underwriter (i) at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, as soon as practicable after (A) the happening of any event that causes the Registration Statement or related Prospectus to contain an untrue statement of a material fact or to omit any fact necessary to make the statements therein not misleading in light of the circumstances in which they were made, and, at the request of such Holder or any underwriter, the Company shall promptly prepare a supplement or amendment to such Prospectus, furnish (or make available) a reasonable number of copies of such supplement or amendment to each seller of such Registrable Securities, Counsel to the Holders and the underwriters and file such supplement or amendment with the Securities and Exchange Commission so that, as thereafter delivered (or deemed to be delivered) to the purchasers of such Registrable Securities, such Registration Statement or related Prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstances in which they were made, (B) the Company becomes aware of any request by the Securities and Exchange Commission or any Federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus covering Registrable Securities or for additional information relating thereto, (C) the Company becomes aware of the issuance or threatened issuance by the Securities and Exchange Commission of any stop order suspending or threatening to suspend the effectiveness of a Registration Statement, or (D) the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any Registrable Security for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose, and (ii) as soon as reasonably practicable after each Registration Statement or any amendment thereto has been filed with the Securities and Exchange Commission and after each Registration Statement or any post-effective amendment thereto has become effective;
(g)    for a reasonable period prior to the filing of any Registration Statement or the commencement of marketing efforts for an Underwritten Shelf Takedown, as applicable, provide any Participating Holder holding more than forty percent (40%) of all participating Registrable Securities, any Major Investor if it is a Participating Holder, any underwriter participating in any disposition pursuant to a Registration Statement, Counsel to the Holders and counsel to the underwriters (each, an “Inspector” and, collectively, the “Inspectors”), a reasonable opportunity to participate (including, but not limited to, reviewing, commenting on and attending all meetings) in the preparation of such Registration Statement, each Prospectus included therein or filed with the SEC and each amendment or supplement thereto;
(h)    provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities registered pursuant hereto and a CUSIP number for all such Registrable Securities, in each case, no later than the effective date of such registration.
(i)    enter into such customary agreements and take all such other customary actions reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith (including those reasonably requested by the managing underwriters, if any) to expedite or facilitate the disposition of such Registrable Securities, and in such connection, (i) make such representations and warranties to the underwriters, if any, with respect to the business of the Company and its subsidiaries, and the Registration Statement, any Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers in underwritten offerings, and, if true, confirm the same if and when requested, (ii) use its reasonable best efforts to furnish to the Participating Holders and the underwriters, if any, opinions and “negative assurance letters” of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and counsels to the Participating Holders), addressed to each Participating Holders and each of the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings, (iii) use its reasonable best efforts to obtain “comfort” letters and updates thereof from the independent registered public accounting firm of the Company (and, if necessary, any other independent registered public accounting firms of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement) who have certified the financial statements included in such Registration Statement, addressed to each Participating Holder (unless such accountants shall be prohibited from so addressing such letters by applicable standards of the accounting profession) and each of the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in “comfort” letters in connection with underwritten offerings, (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures substantially to the effect set forth in Section 6 with respect to all parties to be indemnified pursuant to said Section 6 except as otherwise agreed by the Holders and (v) deliver such documents and certificates as may be reasonably requested by the managing underwriters, if any, to evidence the continued validity of the representations and warranties made pursuant to Section 4(i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder;
(j)    make available for inspection by and copying by the Inspectors all financial and other records, pertinent corporate documents and properties of the Company, and its subsidiaries and cause the officers, directors, employees and independent accountants of the Company and its subsidiaries to respond to such inquiries and to supply all information reasonably requested by any such Inspector in connection with such Registration Statement, provided, however, that recipients of such financial and other records and pertinent corporate documents agree in writing to keep the confidentiality thereof pursuant to a written agreement reasonably acceptable to the Company (which shall contain customary exceptions thereto);
(k)    use its reasonable best efforts to avoid the issuance of any order suspending the effectiveness of a Registration Statement or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, or, if issued, to obtain the withdrawal or lifting of any such order or suspension as promptly as practicable;
(l)    use its reasonable best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States, except as may be required solely as a consequence of the nature of any Holder’s business, in which case the Company will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals, as may be necessary to enable such selling Holder or the underwriters, if any, to consummate the disposition of such Registrable Securities;
(m)    use its reasonable best efforts to (i) prevent the issuance of any stop order by the SEC, and in the event of such issuance, to obtain the withdrawal of any such stop order and (ii) obtain the withdrawal of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any Registrable Securities included in such Registration Statement for sale in any jurisdiction at the earliest practicable date;
(n)    cause all shares of Registrable Securities covered by such Registration Statement to be authorized to be listed on any national securities exchange if any other shares of the particular class of Registrable Securities are at that time, or will be immediately following the offering, listed on such exchange;
(o)    otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, obtain all other approvals, consents, exemptions or authorizations from such governmental agencies or authorities as may be necessary and required of the Company to enable the Participating Holders and underwriters to consummate the disposition of Registrable Securities, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;
(p)    use its reasonable best efforts to timely file all material required to be filed pursuant to Section 13, 14 or 15(d) of the Exchange Act;
(q)    use its reasonable best efforts to cause all such Registrable Securities to be listed on each securities exchange, if any, on which similar securities issued by the Company are then listed;
(r)    cause appropriate officers as are reasonably requested by a managing underwriter to use their reasonable best efforts to support the marketing of the Registrable Securities covered by the Registration Statement (including participation in “road shows”), taking into account the Company’s business needs;
(s)    (i) prepare and file with the SEC such amendments and supplements to each Registration Statement as may be necessary to comply with the provisions of the Securities Act, including post effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable time period required hereunder and if applicable, file any Registration Statements pursuant to Rule 462(b) promulgated under the Securities Act, (ii) cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; and (iii) provide additional information related to each Registration Statement as requested by, and obtain any required approval necessary from, the SEC or any Federal or state governmental authority;
(t)    if requested by any Participating Holder or underwriter, promptly include in a Prospectus supplement or amendment such information as the Holder or managing underwriters may reasonably request, including in order to permit the intended method of distribution of such securities (including information to reflect any transfer by such Holder of any Registrable Securities, or of any securities convertible into (or exercisable or exchangeable for) any Registrable Securities, to any other Person that is (or in connection with such transfer, pursuant to Section 8, becomes) a Holder and to permit the sale by such transferee of such Registrable Securities pursuant to such Registration Statement), and make all required filings of such Prospectus supplement or such amendment as soon as reasonably practicable after the Company has received such request;
(u)    in the case of certificated Registrable Securities, cooperate with any Participating Holder and the underwriters to facilitate the timely preparation and delivery of certificates (not bearing any legends) representing Registrable Securities to be sold after receiving written representations from each Participating Holder that the Registrable Securities represented by the certificates so delivered by such Holder will be transferred in accordance with the Registration Statement, and enable such Registrable Securities to be in such denominations and registered in such names as the Participating Holders or underwriters may reasonably request at least three (3) Business Days prior to any sale of Registrable Securities;
(v)    cooperate with each Participating Holder and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;
(w)    use its reasonable best efforts to assist a Holder in facilitating private sales of Registrable Securities by, among other things, providing officers’ certificates and other customary closing documents; and
(x)    use its reasonable best efforts to take all other actions necessary to effect the registration of the Registrable Securities contemplated hereby.
5.    Registration Expenses.
(a)    Expenses. Except as otherwise provided in this Agreement, all expenses incident to the Company’s performance of or compliance with this Agreement, including all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and of all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”), shall be borne by the Company. For the avoidance of doubt, the Company shall, in any event, pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company may then be listed.
(b)    Reimbursement of Counsel. In connection with each Demand Registration, each Underwritten Shelf Takedown and each Piggyback Offering, the Company shall reimburse the Holders of Registrable Securities included in such registration for the reasonable fees and disbursements of Counsel to the Holders; provided, however, the amount of such reimbursement shall not exceed $50,000 in the aggregate for all Counsel to the Holders, unless agreed to in advance by the Company and the Major Investors.

(c)    Payment of Certain Expenses by Holders of Registrable Securities. Underwriting discounts selling commissions and transfer taxes relating to the Registrable Securities included in any registration hereunder, and all fees and expenses of counsel for any Holders of Registrable Securities (other than fees and expenses to be reimbursed by the Company as set forth in Section 5(b) above) shall be borne and paid by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.
6.    Indemnification; Contribution.
(a)    Indemnification by the Company. The Company shall indemnify and hold harmless, to the fullest extent permitted by law, each Holder, the officers, directors, partners, members, managers, shareholders, affiliates, accountants, attorneys, agents and employees of each of them, each Person who controls each such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees of each such controlling Person, each underwriter (in connection with an Underwritten Offering), if any, the officers, directors, partners, members, managers, shareholders, affiliates, accountants, attorneys, agents and employees of such underwriter and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriter (collectively, “Holder Indemnitees”), from and against any and all losses, claims, damages, liabilities, costs (including reasonable attorneys’ fees and any legal or other fees or expenses reasonably incurred by such party in connection with any Proceeding), expenses, judgments, fines, penalties, charges and amounts paid in settlement (collectively, “Losses”), as incurred, arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, Prospectus, any amendment (including any post-effective amendment) or supplement to any Registration Statement or Prospectus, any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered, or any other offering document (including any related notification, or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, in light of the circumstances under which they were made) not misleading, or any violation by the Company of the Securities Act or of the Exchange Act, and will reimburse each Holder Indemnitee for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action, provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based on any untrue statement (or alleged untrue statement) or omission (or alleged omission) by any Holder or underwriter, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, Prospectus or other offering document in reliance upon and in conformity with written information furnished to the Company by such Holder or underwriter expressly for inclusion in such Registration Statement, Prospectus or other offering document. It is agreed that the indemnity agreement contained in this Section 6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed). Such indemnity agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Holder Indemnitee and shall survive the transfer of Registrable Securities by any such Holder Indemnitee.
(b)    Indemnification by Holders of Registrable Securities. In connection with any Registration Statement in which a Holder includes Registrable Securities, such Holder agrees to indemnify, to the fullest extent permitted by law, individually and not jointly and severally, the Company, each other Holder which includes Registrable Securities in such Registration Statement, their respective directors, officers, employees, attorneys, accountants, agents, representatives and each Person who controls the Company and such Holders (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) (collectively, “Company/Holder Indemnitees”), from and against all Losses arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, Prospectus, or other offering document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse the Company and each Holder Indemnitee for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, Prospectus, or other offering document in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for inclusion in such Registration Statement, Prospectus, or other offering document; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld or delayed); and provided, further, that the liability of each Holder hereunder shall be limited to the net proceeds received by such Holder from the sale of Registrable Securities giving rise to such indemnification obligation. Furthermore, in connection with an Underwritten Offering, each Holder shall provide customary indemnification to the underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act).
(c)    Conduct of Indemnification Proceedings. If any Person shall be entitled to indemnity hereunder (an “indemnified party”), such indemnified party shall give prompt notice to the party from which such indemnity is sought (the “indemnifying party”) of any claim or of the commencement of any Proceeding with respect to which such indemnified party seeks indemnification or contribution pursuant hereto; provided, however, that the delay or failure to so notify the indemnifying party shall not relieve the indemnifying party from any obligation or liability except (and only) to the extent that the indemnifying party has been prejudiced in defending the claim by such delay or failure. The indemnifying party shall have the right, exercisable by giving written notice to an indemnified party promptly after the receipt of written notice from such indemnified party of such claim or Proceeding, to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s rights in the prior sentence, an indemnified party shall have the right to employ its own counsel (and one local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would in the reasonable judgment of the indemnified party present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and, based on advice of counsel to the indemnified party, the indemnified party shall have legal defenses available to it and/or other indemnified parties that are inconsistent with or in addition to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after written notice of the institution of such action has been delivered to the indemnifying party; or (iv) the indemnifying party shall have requested the indemnified party to employ separate counsel at the expense of the indemnifying party. No indemnifying party shall, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general circumstances or allegations, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement or compromise that does not include as an unconditional term thereof the giving by the claimant or plaintiff therein, to such indemnified party, of a release, in form and substance reasonably satisfactory to the indemnified party, from all liability in respect of such claim or litigation for which such indemnified party would be entitled to indemnification hereunder or that includes any admission of fault or culpability of such indemnified party.
(d)    Survival of Indemnification. The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the Transfer of Registrable Securities.
(e)    Contribution. If the indemnification required by this Section 6 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any Losses referred to in this Section 6:
(i)    The indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party, on the one hand, and indemnified party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission.
(ii)    The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(e) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 6(e), an indemnifying party that is a Holder shall not be required to contribute any amount in excess of the amount by which the net proceeds to the indemnifying party from the sale of the Registrable Securities sold in a transaction that resulted in Losses in respect of which contribution is sought in such proceeding pursuant to this Section 6(e), exceed the amount of any damages that such indemnifying party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission (including as a result of any indemnification obligation hereunder). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
(iii)    The indemnity and contribution agreements contained in this Section 6 are in addition to any other liability that the indemnifying parties may otherwise have to the indemnified parties; provided, however, that in no event shall any Holder be liable to any indemnified parties with respect to any untrue statement or alleged untrue statement or omission or alleged omission in any Registration Statement, Prospectus or other offering document for any amount in excess of the amount by which the net proceeds to the indemnifying party from the sale of the Registrable Securities sold in the transaction that resulted in any liability, exceeds the amount of any damages that such indemnifying party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission (including as a result of any indemnification or contribution obligation hereunder). Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.
7.    Holders’ Obligations.

(a)    It shall be a condition precedent to the obligations of the Company to include Registrable Securities of any Holder in any Registration Statement or Prospectus, as the case may be, that such Holder shall timely furnish to the Company (as a condition precedent to such Holder’s participation in such registration) its Participating Holder Information in accordance with the terms hereof. Each Participating Holder shall timely provide the Company with such information as may be reasonably requested to enable the Company to prepare a supplement or post‑effective amendment to any Shelf Registration or a supplement to any Prospectus relating to such Shelf Registration.
(b)    At the managing underwriter’s request, no Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements in customary form approved by the Person or Persons entitled hereunder to approve such arrangements and (ii) completes and executes such underwriting agreement and other documents reasonably required in connection with such underwriting arrangements, provided that no Holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such Holder (including with respect to such Holder’s ownership of and title to its Registrable Securities) and such Holder’s intended method of distribution) or to undertake any indemnification obligations to the Company with respect thereto, except as otherwise provided in Section 6(b), or to the underwriters with respect thereto, except to the extent of the indemnification being given to the Company and its controlling persons in Section 6(b).
8.    Transfer of Registration Rights. The rights of a Holder hereunder may be Transferred in connection with a Transfer of Registrable Securities (or any securities convertible into Registrable Securities). Notwithstanding the foregoing, such rights may only be Transferred provided that all of the following additional conditions are satisfied:  (a) such Transfer is effected in accordance with applicable securities laws; (b) such transferee agrees in writing to become subject to the terms of this Agreement as a Holder by delivering to the Company a duly executed joinder agreement in form attached hereto as Exhibit A; and (c) the Company is given written notice by such Holder of such Transfer, stating the name and address of such transferee and identifying the Registrable Securities with respect to which such rights are being Transferred.
9.    Rule 144; Removal of Restrictions.
(a)    Rule 144. The Company shall (i) file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner, and (ii) furnish to each Holder forthwith upon written request, (x) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (y) a copy of the most recent annual or quarterly report of the Company, and (z) such other reports and documents so filed by the Company as such Holder may reasonably request in availing itself of Rule 144, all to the extent required from time to time to enable such

Holder to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144.
(b)    Removal of Restrictions. The Company shall, promptly upon the request of any Holder (and, to the extent necessary, the delivery of such Registrable Securities to the transfer agent therefor), cause any legend or stop-transfer instructions with respect to restrictions on transfer under the Securities Act of such Registrable Securities to be removed or otherwise eliminated if (i) such Registrable Securities are sold pursuant to an effective Registration Statement, (ii) in connection with a sale transaction, such Holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Registrable Securities may be made without registration under the Securities Act, (iii) such Holder provides the Company reasonable assurances that the Securities have been or are being sold pursuant to, or can then be sold by such Holder without restriction or limitation under, Rule 144, or (iv) such Holder certifies that such Holder is not an Affiliate of the Company and has not been an Affiliate during the preceding three months and either (A) a holding period (determined as provided in Rule 144(d)) of at least six (6) months has elapsed since the acquisition of such Registrable Securities from the Company or an Affiliate of the Company and such Holder will only sell the Registrable Securities in accordance with Rule 144 (including, as applicable the, public information requirement thereof) or pursuant to an effective Registration Statement, or (B) a holding period (determined as provided in Rule 144(d)) of at least one (1) year has elapsed since the acquisition of such Registrable Securities from the Company or an Affiliate of the Company. The Company shall be responsible for the fees and expenses of its transfer agent and The Depository Trust Company (the “DTC”) associated with the issuance of the Registrable Securities to the Holder and any legend or stop-transfer instruction removal or elimination in accordance herewith.
10.    Redemption of Class C Common Stock. The Company may not redeem any shares of Class C Common Stock without the unanimous approval of the Board.
11.    Information Rights.
(a)    The Company shall deliver to each Major Investor (i) unaudited financial reports of the Company within thirty (30) days after the end of each calendar month (provided that in the event that the Company is no longer a reporting Person under the Exchange Act, the Company shall provide each Major Investor with audited financial reports within ninety (90) days after the end of the Company’s fiscal year and quarterly unaudited financial reports within forty-five (45) days after the end of each of the Company’s fiscal quarter), (ii) an annual budget and business plan of the Company within thirty (30) days of the beginning of the Company’s fiscal year and (iii) such other information relating to the financial condition, business, prospects, or corporate affairs of the Company and its Affiliates as any Major Investor may from time to time reasonably request.
(b)    The Company shall permit each Major Investor, at such Major Investor’s expense, to visit and inspect the Company’s properties, to examine the Company’s books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Major Investor.
(c)    Each Major Investor shall, so long as neither it nor any of its Affiliates are then a member of the Board, and there is not then an effective registration statement pursuant to which such Major Investor is a selling stockholder, have the right, but not the obligation, to deliver a written notice (a “Stop Notice”) to the Company requesting that, notwithstanding any provision contained herein or in any of the other Transaction Documents, none of the Company nor any of its Affiliates, agents or other representatives provide any material non-public information regarding the Company or any of its Affiliates to such Major Investor. Following the Company’s receipt of any such Stop Notice from a Major Investor and until such time as such Major Investor elects to again receive material non-public information by delivering a written notice to that effect to the Company (an “Initiation Notice”; and the period beginning with a Major Investor’s delivery of a Stop Notice and ending on the Company’s receipt of an Initiation Notice from such Major Investor is referred to as a “Restriction Period”), the Company shall not provide, and shall cause its Affiliates, agents and other representatives, to cease providing, any material non-public information to such Major Investor.
12.    Confidentiality. Each Major Investor agrees that neither it nor its Representatives shall use or disclose at any time, either during the term of this Agreement or thereafter, any Confidential Information of which any such Investor Party is or becomes aware pursuant to this Agreement, provided that any Investor Party may disclose any such information to any other Investor Party, and use such information, in connection with customary activities incident to such Major Investor’s investment in the Company, including monitoring, reporting or analysis with respect thereto, but not in connection with effecting any transactions in securities of the Company.  Notwithstanding the foregoing, any Investor Party may truthfully respond to a lawful and valid subpoena or other legal process, but shall give the Company prior written notice thereof (to the extent lawfully permitted to do so), and any Investor Party may disclose such Confidential Information to the extent necessary or appropriate in connection with any audit or review by any governmental or regulatory authority.  In any event, each Major Investor will be responsible for any breach of this Section 12 by any of its Representatives and agrees, at its sole expense, to take all reasonable measures to assure that its Representatives do not make any prohibited or unauthorized disclosure or use (including in legal proceedings) of the Confidential Information.
13.    Definitions.
“Affiliate” of any Person means any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) as used with respect to any Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
“Agreement” has the meaning specified in the preamble hereto.

“Board” has the meaning specified in Section 1(m).
“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.
“Class C Common Stock” means, the Company’s Class C Common Stock, par value $0.01 per share, having the rights and preferences set forth with respect thereto in the Certificate of Incorporation of the Company.
“Certificate of Designation” means the Second Amended and Restated Certificate of Designation of Series B-1 Cumulative Convertible Preferred Stock, Series B-2 Cumulative Convertible Preferred Stock and Series B-3 Cumulative Convertible Preferred Stock that was filed with the Secretary of State of the State of Delaware on February 9, 2018 (as the same may be amended and/or restated from time to time).
“Common Stock” means, collectively, the classes of Voting Common Stock, par value $0.01 par value per share, of the Company, having the rights and preferences set forth with respect thereto in the Certificate of Incorporation of the Company.
“Company” has the meaning specified in the preamble hereto.
“Company/Holder Indemnitees” has the meaning specified in Section 6(b).
“Confidential Information” means information not generally known to the public that any such Investor Party obtains from the Company, any of its Affiliates or any of their authorized representatives or agents regarding the business, operations, financial condition, prospects or plans of the Company or any of its Affiliates, including, but not limited to, material non-public information of the Company. Confidential Information, however, at any time, shall not include any information that is generally available to the public as of such date (other than as a result of any breach hereof by an Investor Party), nor shall it include any information that any Investor Party obtained from any Person other than the Company, its Affiliates and their representatives or agents, provided that any such Person was not known by the corresponding Investor Party to be subject to a duty or contractual obligation to maintain such information in confidence.
“Counsel to the Holders” has the meaning specified in Section 4(a).
“Delay Period” has the meaning specified in Section 1(m).
“Demand Registration” has the meaning specified in Section 1(a).
“Effectiveness Deadline” has the meaning specified in Section 1(e).
“Effectiveness Period” has the meaning specified in Section 1(i).
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

“Filing Deadline” has the meaning specified in Section 1(e).
“Holder” means (i) any Person signatory hereto (other than the Company) and any Affiliate of such Person, (ii) any Transferee who becomes a signatory hereto pursuant to Section 8 and any Affiliate of such Transferee, provided that such Transferee (a) alone or together with its Affiliates, holds Registrable Securities (or securities convertible into Registrable Securities) representing beneficial ownership of at least one percent (1%) of the Company’s issued and outstanding Common Stock or (b) cannot sell all of its Registrable Securities freely pursuant to Rule 144(b)(1).
“Holder Indemnitees” has the meaning specified in Section 6(a).
“indemnified party” has the meaning specified in Section 6(c).
“indemnifying party” has the meaning specified in Section 6(c).
“Initial Shelf Effective Date” has the meaning specified in Section 1(b).
“Initiating Holders” has the meaning specified in Section 1(a).
“Initiation Notice” has the meaning specified in Section 11(c).
“Inspector” has the meaning specified in Section 4(g).
“Investors” has the meaning specified in the preamble hereto.
“Investor Party” means, each Major Investor and each of its Representatives.
“JCP Realty” has the meaning specified in the preamble hereto.
“JPM” has the meaning specified in the preamble hereto.
“Juniper NVM” has the meaning specified in the preamble hereto.
“Juniper Purchase Agreement” has the meaning specified in the preamble hereto.
“Lock-Up Period” has the meaning specified in Section 3(a).
“Long-Form Registration” has the meaning specified in Section 1(a).
“Losses” has the meaning specified in Section 6(a).
“Major Investor” shall mean each Investor and any respective subsequent transferee (or any subsequent transferees thereof) of such Investor, as long as such Investor (together with its Affiliates) and/or such transferee(s) beneficially own(s) twelve and two-tenths percent (12.2%) or more of the Series B Preferred Stock; provided, however, if there is no Major Investor, (i) the functions (or rights) of the Major Investors shall be performed by (or granted to) the Holders of a majority of the Registrable Securities covered by a specific Registration Statement and (ii) with respect to Section 1(a) of this Agreement, the Holders of 50% of the Registrable Securities then issued and outstanding may request registration under the Securities Act as provided in Section 1(a) of this Agreement.
“Original Agreement” has the meaning specified in the preamble hereto.
“Other Holders” has the meaning specified in Section 1(m).
“Participating Holders” means Holders participating, or electing to participate, in an offering of Registrable Securities.
“Participating Holder Information” has the meaning specified in Section 1(d).
“Person” shall mean any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, estate, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, custodian, trustee-executor, administrator, nominee or entity in a representative capacity and any government or agency or political subdivision thereof.
“Piggyback Offering” has the meaning specified in Section 2(a).
“Proceeding” shall mean an action, claim, suit, arbitration or proceeding (including an investigation or partial proceeding, such as a deposition), whether commenced or threatened.
“Prospectus” shall mean any prospectus included in, or relating to, any Registration Statement (including any preliminary prospectus, any prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A or Rule 430B promulgated under the Securities Act and any “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act)), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.
“Registrable Securities” means any Common Stock issued (or transferred) on or after the date hereof to Persons who are parties hereto or become a party hereto pursuant to the conversion of the Series B Preferred Stock or other Common Stock issued or issuable with respect to any of the foregoing securities by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, or upon conversion or exercise of any such securities; provided that such securities shall cease to be Registrable Securities when (A) they have been sold pursuant to an effective Registration Statement, (B) they have been distributed to the public through a broker, dealer or market maker pursuant to Rule 144 or (C) with respect to any Person and such Person’s Affiliates, the number of Registrable Securities held by such Persons (x) represents less than five percent (5%) beneficial ownership of the outstanding Common Stock of the Company and (y) such securities may be sold under Rule 144(b)(1). For the purposes of this Agreement, a Person shall be deemed to be a Holder of Registrable

Securities whenever such Person has the right to acquire such Registrable Securities (upon conversion or exercise in connection with a Transfer of securities or otherwise, but disregarding any restrictions or limitation upon the exercise of such right), whether or not such acquisition has been effected.
“Representatives” means the directors, officers, employees, members, managers, partners, agents or representatives of each Major Investor.
“Registration Expenses” has the meaning specified in Section 5(a).
“Registration Statement” means any registration statement of the Company under the Securities Act which permits the public offering of any of the Registrable Securities in accordance with the intended methods of distribution thereof pursuant to the provisions of this Agreement, including any related Prospectus, amendments and supplements to such registration statement or Prospectus, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement, including, but not limited to, each Demand Registration filed pursuant to Section 1(a) and each Shelf Registration filed pursuant to Section 1(b).
“Restriction Period” has the meaning specified in Section 11(c).
“Rule 144” means Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar or successor rule or regulation hereafter adopted by the SEC.
“SEC” or “Securities and Exchange Commission” means the United States Securities and Exchange Commission or any successor governmental agency.
“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.
“Series B Preferred Stock” means the Company’s Series B-1 Cumulative Convertible Preferred Stock, par value $0.01 per share, the Company’s Series B-2 Cumulative Convertible Preferred Stock, par value $0.01 per share and the Company’s Series B-3 Cumulative Convertible Preferred Stock, par value $0.01 per share.
“Series B-3 Investor” has the meaning specified in the preamble hereto.
“Series B-3 Purchase Agreement” has the meaning specified in the preamble hereto.
“Shelf Notice” has the meaning specified in Section 1(b).
“Shelf Registration” has the meaning specified in Section 1(b).
“Short-Form Registration” has the meaning specified in Section 1(a).
“Short-Form Shelf” has the meaning specified in Section 1(g).

“SRE” has the meaning specified in the preamble hereto.
“SRE Purchase Agreement” has the meaning specified in the preamble hereto.
“Stop Notice” has the meaning specified in Section 11(c).
“Suspension Period” has the meaning specified in Section 1(m).
“Transaction Documents” means this Agreement, the SRE Purchase Agreement, the Juniper Purchase Agreement, the Series B-3 Purchase Agreement, and the Certificate of Designation.
“Transfer” or “Transferred” means any direct or indirect sale, assignment, transfer, gift, hypothecation, pledge, encumbrance or other disposition of Registrable Securities, in a single transaction or a series of related transactions, whether with or without consideration, whether voluntarily or involuntarily, or by operation of law.
“Underwritten Demand Offering” has the meaning specified in Section 1(e).
“Underwritten Offering” means an offering in which securities of the Company are sold to one or more underwriters (as defined in Section 2(a)(11) of the Securities Act) in a firm commitment underwritten offering for resale to the public, including an Underwritten Demand Offering and an Underwritten Shelf Takedown.
“Underwritten Offering Notice” has the meaning specified in Section 1(e).
“Underwritten Shelf Takedown” has the meaning specified in Section 1(e).
14.    Amendment; Waivers; Further Assurances.
(a)    Amendment. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, without the written consent of the Company and the Holders holding at least fifty percent (50%) of the Registrable Securities then issued and outstanding; provided that no such amendment, modification, supplement, waiver, consent or departure that would have an adverse effect on any Holder of Registrable Securities shall be effective against such Holder without its written consent.
(b)    No Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.
(c)    Further Assurances. Each of the parties hereto shall execute all such further instruments and documents and take all such further action as any other party hereto may reasonably require in order to effectuate the terms and purposes of this Agreement.

15.    Miscellaneous.
(a)    Remedies; Specific Performance. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically, to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement and shall not be required to prove irreparable injury to such party or that such party does not have an adequate remedy at law with respect to any breach of this Agreement (each of which elements the parties admit). The parties hereto further agree and acknowledge that each and every obligation applicable to it and contained in this Agreement shall be specifically enforceable against it and hereby waives and agrees not to assert any defenses against an action for specific performance of their respective obligations hereunder.
(b)    Successors and Assigns. All provisions of this Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not.
(c)    Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.
(d)    Counterparts. This Agreement may be executed simultaneously in two or more counterparts, anyone of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.
(e)    Descriptive Headings; Interpretation; No Strict Construction. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns, pronouns, and verbs shall include the plural and vice versa. Reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and, if applicable, hereof. The words “include,” “includes” or “including” in this Agreement shall be deemed to be followed by “without limitation.”  The use of the words “or,” “either” or “any” shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

(f)    Governing Law. The internal laws of the State of Delaware shall govern the enforceability and validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties, without regard to its principles of conflicts of laws that would implicate the substantive or procedural laws of any other jurisdiction.
(g)    Jurisdiction. Any Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal or state court located in the County and State of Delaware, and each party hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such Proceeding in any such court or that any such Proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such Proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 15(j) shall be deemed effective service of process on such party.
(h)    Attorneys’ Fees. In the event that any Proceeding is instituted under or in relation to this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing or defending any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants (which shall include, without limitation, all fees, costs and expenses of appeals).
(i)    Waiver of Jury Trial. Each of the parties to this Agreement hereby agrees to waive its respective rights to a jury trial of any claim or cause of action based upon or arising out of this Agreement. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement, including contract claims, tort claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into this Agreement, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 15(i) AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.
(j)    Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be hand delivered or mailed postage prepaid by registered or certified mail or by facsimile transmission (with immediate telephone confirmation thereafter) and, in the case of the Holders, shall also be sent via e-mail,
If to the Company, to:
IMH Financial Corporation
7001 N. Scottsdale Rd, Suite 2050
Scottsdale, Arizona 85253
Attention: Lawrence D. Bain, CEO
Facsimile: (480) 840-8401

with a copy to (which shall not constitute notice):
Ulmer & Berne LLP
1660 West 2nd Street, Suite 1100
Cleveland, Ohio 44113
Attention: Howard Groedel, Esq.
Telephone: (216) 583-7118
Facsimile: (216) 583-7119

If to the Holders to the address set forth in Exhibit B and if to any transferee of any Holder, to the address of such transferee set forth in the Transfer documentation provided to the Company, in each case with copies to (which copies shall not constitute notice) their respective counsel at the address set forth in Exhibit B, or at such other address as such party each may specify by written notice to the others, and each such notice, request, consent and other communication shall for all purposes of the Agreement be treated as being effective or having been given when delivered personally, upon one (1) Business Day after being deposited with a courier if delivered by courier, upon receipt of facsimile confirmation (if transmitted during the normal business hours of the recipient, otherwise such notice shall be deemed to be effective or have been given on the next Business Day), or, if sent by mail, at the earlier of its receipt or seventy two (72) hours after the same has been deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and postage prepaid as aforesaid.
(k)    Delivery by Facsimile or other Electronic Means. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by facsimile or other electronic means, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall reexecute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or other electronic means to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or other electronic means as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.
(l)    Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes and replaces all other prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof.
(m)    Termination. This Agreement may be terminated at any time by a written instrument signed by all parties hereto. Unless sooner terminated in accordance with the preceding sentence, this Agreement (other than Section 6) shall terminate in its entirety on such date as there shall be no Registrable Securities held by the Holders.
(n)    No Third Party Beneficiaries. Nothing herein expressed or implied is intended to confer upon any Person, other than the parties hereto or their respective permitted assigns and successors any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as set forth in Section 6.
(o)    Sophisticated Parties; Advice of Counsel. Each of the parties to this Agreement specifically acknowledges that (i) it is a knowledgeable, informed, sophisticated Person capable of understanding and evaluating the provisions set forth in this Agreement and (ii) it has been fully advised and represented by legal counsel of its own independent selection and has relied wholly upon its independent judgment and the advice of such counsel in negotiating and entering into this Agreement.
(p)    Original Agreement. This Agreement amends, restates and supersedes in its entirety the Original Agreement.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, this Agreement has been duly executed by each of the parties hereto as of the date first above written.

COMPANY:
IMH FINANCIAL CORPORATION

By:	/s/ Lawrence D. Bain
Name:	Lawrence D. Bain
Title:	Chairman and CEO

HOLDERS:
JCP REALTY PARTNERS, LLC
By:	/s/ Jay Wolf
Name:	Jay Wolf
Title:	Managing Partner

JUNIPER NVM, LLC
By:	/s/ Jay Wolf
Name:	Jay Wolf
Title:	Manager

JPMORGAN CHASE FUNDING, INC.
By:	/s/ Chadwick S. Parson
Name:	Chadwick S. Parson
Title:	Managing Director

[Signature Page to Amended and Restated Investors’ Rights Agreement]

Exhibit A
Form of Joinder Agreement
Attention: President
Ladies and Gentlemen:
Reference is made to the Amended and Restated Investors’ Rights Agreement, dated as of February 9, 2018 (as such agreement may have been or may be amended from time to time) (the “Investors’ Rights Agreement”), by and among IMH Financial Corporation, a Delaware corporation (the “Company”), each of the other parties signatory thereto and any other parties identified on the signature pages of any joinder agreements substantially similar to this joinder agreement executed and delivered pursuant to Section 8 of the Investors’ Rights Agreement. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Investors’ Rights Agreement.
In consideration of the transfer to the undersigned of Registrable Securities of the Company, the undersigned represents that it is a transferee of [insert name of transferor] and agrees that, as of the date written below, the undersigned shall become a party to the Investors’ Rights Agreement, and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Investors’ Rights Agreement as though an original party thereto.
[SIGNATURE PAGE FOLLOWS]

A-1

Executed as of the _______ day of __________________, 20___.

TRANSFEREE: [insert name of transferee]

By:
Name:
Title:

Address:

Acknowledged and agreed by:
IMH FINANCIAL CORPORATION

By:
Name:
Title:	President

A-2

Exhibit B
JCP Realty Partners, LLC
11150 Santa Monica Blvd., Suite 1400
Los Angeles, CA 90025

with a copy to (which shall not constitute notice):
Munger Tolles & Olson LLP
350 South Grand Avenue, 48th Fl.
Los Angeles, CA 90071
Attention: C. David Lee, Esq.
Telephone: (213) 683-9285
Facsimile: (213) 593-2885
Juniper NVM, LLC
11150 Santa Monica Blvd., Suite 1400
Los Angeles, CA 90025

with a copy to (which shall not constitute notice):
Munger Tolles & Olson LLP
350 South Grand Avenue, 48th Fl.
Los Angeles, CA 90071
Attention: C. David Lee, Esq.
Telephone: (213) 683 9285
Facsimile: (213) 593-2885
JPMorgan Chase Funding Inc.
270 Park Avenue
New York, New York 10017

with a copy to (which shall not constitute notice):
Fried, Frank, Harris, Shriver & Jacobsen LLP
One New York Plaza
New York, New York 10004
Attention: Julian Chung
Telephone: (212) 859-8957
Facsimile: (212) 859-4000

B-1

ANNEX I

PLAN OF DISTRIBUTION

We are registering the shares of common stock to permit the resale of these shares of common stock by the selling stockholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected from time to time pursuant to one or more of the following methods, which may involve crosses or block transactions:

•	on any national securities exchange or U.S. inter-dealer quotation system of a registered national securities association on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	public or privately negotiated transactions;

•	short sales;

•	sales pursuant to Rule 144;

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•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions, and to return borrowed shares in connection with such short sales, provided that the short sales are made after the registration statement is declared effective. The selling stockholders may also loan or pledge shares of common stock to broker-dealers in connection with bona fide margin accounts secured by the shares of common stock, which shares broker-dealers could in turn sell if the selling stockholders default in the performance of their respective secured obligations.

The selling stockholders may pledge or grant a security interest in some or all of the shares of common stock owned by them and, if any of them defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

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Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, and the rules and regulations thereunder, including, without limitation, Regulation M of the Securities Exchange Act of 1934, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the investor rights agreement, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that the selling stockholders will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including liabilities under the Securities Act of 1933, in accordance with the investor rights agreement, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act of 1933, that may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus, in accordance with the related investor rights agreement, or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

Any shares covered by this prospectus that qualify for sale pursuant to Rule 144 of the Securities Act of 1933 may be sold under Rule 144, rather than pursuant to this prospectus.

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